Exhibit 2





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                              UNITED MEXICAN STATES

                       Global Medium-Term Notes, Series A
                   Due Nine Months or More from Date of Issue

             Euro 750,000,000 5.375 per cent. Global Notes due 2013

                                 Terms Agreement



                                                                    June 3, 2003

Secretaria de Hacienda y Credito Publico
Direccion General de Credito Publico
Palacio Nacional
Patio Central, 3er Piso
Oficina 3010
Colonia Centro
Mexico D.F. 06000
Mexico

                  Subject in all respects to the terms and conditions contained in the Amended and Restated Selling Agency Agreement, dated December 28, 2001 (the "Selling Agency Agreement"), between the United Mexican States ("Mexico") and Chase Manhattan International Limited, Credit Suisse First Boston LLC, Credit Suisse First Boston (Europe) Limited, Goldman, Sachs & Co., Goldman Sachs International, J.P. Morgan Securities Inc., Lehman Brothers Inc., Lehman Brothers International (Europe), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch International, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Citigroup Global Markets Inc., Citigroup Global Markets Limited, UBS Warburg LLC and UBS AG, New York branch, acting through its business unit UBS Warburg, as agents (the "Agents"), and as modified by the terms and conditions hereof, each of the managers identified on Annex I hereto (the "Managers") severally and not jointly agrees to purchase, and Mexico agrees to sell to each of them, the principal amount set forth next to such Manager's name in Annex I hereto of 5.375% Global Notes due 2013 (the "Notes") of Mexico, having the terms set forth in the Pricing Supplement dated the date hereof attached hereto as Annex II (the "Pricing Supplement"), at the Purchase Price for such Series of Notes set forth in the Pricing Supplement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pricing Supplement and the Selling Agency Agreement. All of the provisions of the Selling Agency Agreement are incorporated herein by reference, as modified by the additional terms set forth below:



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Closing Date and Time:                         10:00 a.m. (New York time) on
                                               June 10, 2003

Payment: The Managers will pay or cause to be paid to Mexico the Purchase Price for the Notes (being the aggregate amount payable for the Notes calculated at the Issue
                                               Price for the Notes, plus accrued
                                               interest on the Notes, if any,
                                               from June 10, 2003, and less the
                                               discount for the Notes specified
                                               in the Pricing Supplement). Such
                                               payment shall be made in euros in
                                               immediately available funds to an
                                               account designated by Mexico.

Place of Delivery of Notes:                    The Closing shall be held at the
                                               New York office of Cleary,
                                               Gottlieb, Steen & Hamilton.

Period during which additional
External Indebtedness may not
be sold pursuant to
Section 4(r) of the
Selling Agency Agreement:
                                               None.

Force Majeure Provision:                        ______Section 9(b)(i) of the
                                                      Selling Agency Agreement


                                               __X__ Section 9(b)(ii) of the
                                                     Selling Agency Agreement


Stabilization:                                 Citigroup Global Markets Limited
                                               may, to the extent permitted by
                                               applicable law, over-allot or
                                               effect transactions in the open
                                               market or otherwise in connection
                                               with the distribution of the
                                               Notes with a view to stabilizing
                                               or maintaining the market price
                                               of the Notes at levels other than
                                               those which might otherwise
                                               prevail in the open market, but
                                               in doing so Citigroup Global
                                               Markets Limited shall act as
                                               principal and not as agent of
                                               Mexico. Such transactions, if
                                               commenced, may be discontinued at
                                               any time. As between Mexico and
                                               Citigroup Global Markets Limited,
                                               any loss resulting from
                                               stabilization shall be borne, and
                                               any profit arising therefrom
                                               shall be retained, by Citigroup
                                               Global Markets Limited.

Expenses Citigroup Global Markets Limited and Deutsche Bank AG London have agreed to pay certain of Mexico's expenses as set out in the letter dated as of June 3, 2003, signed by Mexico, Citigroup Global
                                               Markets Limited and Deutsche Bank
                                               AG London.


                  Section 15 of the Selling Agency Agreement (relating to the submission to the jurisdiction of any state or federal court in the Borough of Manhattan in The City of New York by the parties thereto) is incorporated by reference herein, except that all references therein to "this Agreement" shall be deemed references to this Terms Agreement.

                  THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION OF THIS AGREEMENT BY MEXICO SHALL BE GOVERNED BY THE LAW OF MEXICO.



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         This Terms Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

CITIGROUP GLOBAL MARKETS LIMITED
DEUTSCHE BANK AG LONDON
BANCO BILBAO VIZCAYA ARGENTARIA S.A.
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
MORGAN STANLEY & CO. INTERNATIONAL LIMITED



 By: /s/ I.R. Holloway
    -----------------------------------------------
     Name: I.R. Holloway
     Title:  Attorney-in-fact





 Accepted:

UNITED MEXICAN STATES


By:  /s/ Silvia Eugenia Rocha Torres
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     Name: Silvia Eugenia Rocha Torres
     Title: Deputy Director General of Legal Procedures of Credit

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                                                                         Annex I


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                   Managers                     Principal Amount of 2013 Notes
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Citigroup Global Markets Limited................            (euro) 337,500,000
Deutsche Bank AG London.........................                   337,500,000
Banco Bilbao Vizcaya Argentaria S.A.............                    25,000,000
Credit Suisse First Boston (Europe) Limited.....                    25,000,000
Morgan Stanley & Co. International Limited......                    25,000,000
                                                            -------------------
       Total....................................            (euro) 750,000,000
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